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                                  EXHIBIT 21.1
                           BENTON OIL AND GAS COMPANY
                              LIST OF SUBSIDIARIES


                                                                     JURISDICTION
                           NAME                                     OF INCORPORATION
---------------------------------------------------------      --------------------------
Benton-Vinccler, C.A.*                                                 Venezuela

Energy International Financial Institution, Ltd.*                    Cayman Islands

Benton Offshore China Company                                           Colorado

Benton Offshore China Holding Company                                   Delaware

GEOILBENT, Ltd.*                                                         Russia

The names of certain subsidiaries have been omitted in reliance upon Item 601(b)(21)(ii) of Regulation S-K.

*All subsidiaries are wholly-owned by Benton Oil and Gas Company, except Benton-Vinccler, C.A. and Energy International Financial Institution which are owned 80% by Benton Oil and Gas Company and GEOILBENT, Ltd. which is owned 34% by Benton Oil and Gas Company.